UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

  January 4, 2024
Date of Report (date of earliest event reported)

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OpGen, Inc.

(Exact name of Registrant as specified in its charter)

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Delaware (State or other jurisdiction of incorporation or organization)	001-37367 (Commission File Number)	06-1614015 (I.R.S. Employer Identification Number)

9717 Key West Ave, Suite 100
Rockville, MD 20850
(Address of principal executive offices)(Zip code)

(240) 813-1260
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	OPGN	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In light of OpGen, Inc.’s (the “Company”) focus on pursuing strategic alternatives and recent actions taken by its Board of Directors (the “Board”) to reduce the Company’s executives’ base salaries by forty percent (40%), on January 4, 2024, the Board approved certain changes to its executives’ compensation in order to ensure the retention of key members of management while the Company continues to pursue a potential strategic transaction or, in the absence of such a transaction, to enable the Company to seek bankruptcy protection. In furtherance of the foregoing, the Board approved an increase in Oliver Schacht’s, the Company’s Chief Executive Officer, base salary to $300,000 from $244,800.

In addition, on January 8, 2024, the Company entered into consulting agreements (each, a “Consulting Agreement”) with each of Albert Weber and Johannes Bacher, pursuant to which Mr. Weber and Mr. Bacher will continue to serve as the Chief Financial Officer and Chief Operating Officer of the Company, respectively. While Mr. Weber and Mr. Bacher are currently employed by the Company’s subsidiary Curetis GmbH (“Curetis”), as a result of Curetis’ previously disclosed insolvency proceedings, the Company agreed to enter into the Consulting Agreements in order to ensure Mr. Weber and Mr. Bacher continue to be compensated at the currently contemplated amounts. The Consulting Agreements provide that each of Mr. Weber and Mr. Bacher will receive compensation of $25,000 per month (or $300,000 on an annualized basis) commencing in January 2024. Under the Consulting Agreements, the Company also agreed to pay each of Mr. Weber and Mr. Bacher an amount of $14,200 for the months of November and December 2023, which amount reflects the difference between their then-current base salaries of $180,000 and the amounts permitted to be paid to them by Curetis while it remained subject to the ongoing insolvency proceedings. The Consulting Agreements provide that the Company will reimburse the executives for approved out-of-pocket expenses incurred in performing services for the Company.

The Consulting Agreements continue for a term of six months and may be terminated earlier by either the Company or the applicable executive upon thirty (30) days prior written notice. The Consulting Agreements contain other customary representations, warranties and covenants of the executives.

The foregoing description of the Consulting Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Consulting Agreements, which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Consulting Agreement, dated January 8, 2024, by and between OpGen, Inc. and Albert Weber.
10.2	Consulting Agreement, dated January 8, 2024, by and between OpGen, Inc. and Johannes Bacher.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: January 9, 2024	OpGen, Inc.

	By:	/s/ Oliver Schacht
		Name:	Oliver Schacht, Ph.D.
		Title:	Chief Executive Officer